Exhibit 2.1

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This First Amendment (this “First Amendment”) to the Asset Purchase Agreement (this “Agreement”), dated as of July 17, 2009, by and among Eddie Bauer Holdings, Inc., a Delaware corporation (the “Seller”) and each of the subsidiaries of the Seller listed on Schedule I thereto (together with the Seller, the “Selling Entities”), and Everest Holdings LLC, a Delaware limited liability company (the “Buyer”), is made and entered into as of July 29, 2009 by and among the Selling Entities and Buyer. All of the capitalized terms which are used but not otherwise defined herein have the meanings given to such terms in the Asset Purchase Agreement.

WHEREAS, each of the Selling Entities and the Buyer are parties to the Asset Purchase Agreement; and

WHEREAS, pursuant to Section 10.1 of the Asset Purchase Agreement, the Parties have agreed to amend the Asset Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definition of “Actual 2009 Capital Expenditures”. The definition of “Actual 2009 Capital Expenditures” set forth in Section 1.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“Actual 2009 Capital Expenditures” means the aggregate cumulative cash expenditures by the Selling Entities for or towards capital items from May 3, 2009 through the close of business on the Closing Balance Sheet Date.

2. Definition of “Closing Balance Sheet”. The definition of “Closing Balance Sheet” set forth in Section 1.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“Closing Balance Sheet” means a consolidated balance sheet of the Seller as of the close of business on the Closing Balance Sheet Date, without giving effect to the transactions occurring at Closing.

3. Definition of “Closing Net Working Capital Amount”. The definition of “Closing Net Working Capital Amount” set forth in Section 1.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

“Closing Net Working Capital Amount” means the aggregate dollar value of (i) all assets of the Selling Entities constituting Purchased Assets and all assets of the Acquired Subsidiary, in each case, of the type reflected in the categories of “current assets” specifically set forth on Schedule 1.1(a), minus (ii) all liabilities of the Selling Entities constituting Assumed Liabilities and all liabilities of the Acquired Subsidiary, in each case, of the type and to the extent reflected in the categories of “current liabilities” specifically set forth on Schedule 1.1(a), in each case, as adjusted in the manner specifically set forth on Schedule 1.1(a), and minus (iii) 50% of the Transfer Taxes to the extent reasonably determinable on the date of the preparation of the Closing Date Schedule, in the case of clauses (i) and (ii), determined as of the close of business on the Closing Balance Sheet Date in accordance with the GAAP Accounting Principles and without giving effect to the transactions occurring at Closing. On the date of this Agreement, the Buyer provided the Seller with an example of the calculation and methodologies applicable to the determination of the Closing Net Working Capital Amount as if the Closing had occurred on April 5, 2009.

4. Definition of “Closing Balance Sheet Date”. The following definition of “Closing Balance Sheet Date” is hereby added to Section 1.1 of the Asset Purchase Agreement immediately following the definition of “Closing Balance Sheet”:

“Closing Balance Sheet Date” means (i) August 1, 2009, in the event that the Closing occurs on August 3, 2009, or (ii) the day immediately preceding the Closing Date, in the event that the Closing occurs on or after August 4, 2009.

5. Specified Contracts. Schedule 1.1(e) to the Asset Purchase Agreement (Specified Contracts) is hereby replaced in its entirety by Exhibit A to this First Amendment.

6. Assumed Liabilities. Section 2.3(a), Section 2.3(f) and Section 2.3(h) of the Asset Purchase Agreement are each hereby amended to read in their entirety as follows:

(a) the Liabilities of the Selling Entities outstanding as of the Closing that are of the type included as a “current liability” in the calculation of the Closing Net Working Capital Amount;

(f) (i) all Transfer Taxes and other Taxes to the extent expressly payable by the Buyer pursuant to Section 7.8 and (ii) any Taxes outstanding of the Closing that are of a type included as a liability in the calculation of the Closing Net Working Capital Amount;

(h) any overdrafts in the bank accounts of the Selling Entities as of the Closing, but only to the extent that the Selling Entities provide funds to Buyer and/or one or more Buyer Designees to make payment on such overdrafts and Buyer and/or such Buyer Designees have not returned such funds to the Selling Entities.

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7. Time and Place of Closing. Section 4.1 of the Asset Purchase Agreement is hereby amended to read in its entirety as follows:

Section 4.1 Time and Place of Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the sale of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement (the “Closing”) shall take place at the offices of the Buyer’s counsel, New York, New York at 8:00 a.m. (Eastern time) no later than the second (2nd) Business Day following the date on which the conditions set forth in Article VIII have been satisfied or, to the extent permitted, waived by the applicable Party in writing (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of such conditions at or prior to the Closing), or at such other place and time as the Buyer and the Seller may mutually agree. For all purposes under this Agreement, the Closing shall be effective, and shall be deemed to have occurred, as of 12:01 a.m. (Eastern time) on the Closing Date. The date on which the Closing actually occurs is herein referred to as the “Closing Date.”

8. Closing Net Working Capital Amount and Estimated Capital Expenditures.

(a) The Parties agree that for purposes of the Asset Purchase Agreement the Estimated Capital Expenditure Adjustment shall be equal to $2,500,000 and the Estimated Capital Expenditures shall be equal to the Capital Expenditure Target as of the Closing Balance Sheet Date less $2,500,000, and the Parties agree that the Seller shall not be required to deliver the certification required by Section 3.2(a)(iii) of the Asset Purchase Agreement with respect to the Estimated Capital Expenditures.

(b) For all purposes under the Asset Purchase Agreement, (i) the Closing Net Working Capital Amount, the Estimated Net Working Capital Amount, the Actual 2009 Capital Expenditures and the Closing Balance Sheet will be prepared and determined as of the close of business on the Closing Balance Sheet Date, and (ii) notwithstanding the foregoing, the Purchased Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities will be determined as of the Closing, and not as of the close of business on the Closing Balance Sheet Date.

(c) The Parties agree that the purpose of certain of the amendments to the Asset Purchase Agreement contained herein are for reasons of administrative convenience so that the calculation of the Closing Net Working Capital Amount (and the Estimated Net Working Capital Amount) may be calculated, and the Closing Balance Sheet may be prepared, as of the end of the fiscal month of the Selling Entities. Therefore, in the event that the Closing Balance Sheet Date is a day other than the day immediately preceding the Closing Date, the Parties intend that the Buyer receive the benefit or detriment (if any) of the net cash flow of the Business during the period from the close of business on such Closing Balance Sheet Date to the Closing Date.

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9. Form of Transitional Services Agreement. Exhibit E to the Asset Purchase Agreement (Form of Real Property Leases Transition Services Agreement) is hereby replaced in its entirety by Exhibit B to this First Amendment. In addition, each reference in the Asset Purchase Agreement to the “Real Property Leases Transition Services Agreement” shall be, and shall be deemed to be, a reference to the “Transitional Services Agreement” attached hereto as Exhibit B.

10. Continued Force and Effect. Except as expressly provided herein, this First Amendment shall not constitute an amendment, modification, supplement or waiver of any provision of the Asset Purchase Agreement or any rights or obligations of any Person under or in respect of the Asset Purchase Agreement. Except as expressly amended herein, the provisions of the Asset Purchase Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Asset Purchase Agreement to “this Agreement” or the words “hereby,” “hereto,” “hereunder” or any similar terms referring to the Asset Purchase Agreement shall mean and be a reference to the Asset Purchase Agreement as amended by this First Amendment. This First Amendment shall be subject to, and shall be governed by, the terms and conditions set forth in the Asset Purchase Agreement, including Article X thereof, as amended pursuant to Sections 1 through 9 of this First Amendment.

11. Counterparts. This First Amendment may be executed by facsimile and in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and which shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by facsimile or otherwise) to the other Parties.

12. Governing Law. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this First Amendment, and all claims and causes of action arising out of, based upon, or related to this First Amendment or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of Delaware.

13. Amendments. This First Amendment and any of the provisions hereof may not be amended, modified or supplemented in any manner except in accordance with Section 10.1 of the Asset Purchase Agreement.

14. Incorporation of Schedules and Exhibits. All Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this First Amendment for all purposes as if fully set forth herein.

15. Headings and References. The descriptive headings contained in this First Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this First Amendment. Unless otherwise indicated, references to (a) Articles, Sections, Schedules and Exhibits refer to Articles, Sections, Schedules and Exhibits of and to this First Amendment and (b) references to $ (dollars) are to United States Dollars.

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IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the date first written above.

SELLER

EDDIE BAUER HOLDINGS, INC.

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Chief Financial Officer

(Signature Page to First Amendment to Asset Purchase Agreement)

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the date first written above.

SELLING ENTITIES

EDDIE BAUER, INC.

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Chief Financial Officer

EDDIE BAUER FULFILLMENT SERVICES, INC.

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

EDDIE BAUER DIVERSIFIED SALES, LLC

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

EDDIE BAUER SERVICES, LLC

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

EDDIE BAUER INTERNATIONAL DEVELOPMENT, LLC

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

(Signature Page to First Amendment to Asset Purchase Agreement)

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the date first written above.

SELLING ENTITIES

EDDIE BAUER INFORMATION TECHNOLOGY, LLC

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

EDDIE BAUER OF CANADA, INC.

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

EDDIE BAUER CUSTOMER SERVICES, INC.

By:	/s/ Marvin Edward Toland
Name:	Marvin Edward Toland
Title:	Vice President

(Signature Page to First Amendment to Asset Purchase Agreement)

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the date first written above.

BUYER:

EVEREST HOLDINGS LLC

By:	/s/ Stefan Kalunzy
Name:	Stefan Kalunzy
Title:	Vice President

(Signature Page to First Amendment to Asset Purchase Agreement)

Exhibit A to First Amendment

Section 1.1(e)

SPECIFIED CONTRACTS

1. Private Label Credit Card Program Agreement among World Financial Network Bank (a subsidiary of ADS), Spiegel, Inc. and Eddie Bauer, Inc., dated May 2, 2003.

2. Eddie Bauer Agreement for Printing & Electronic Publishing Services, dated July 7, 2004 among R.R. Donnelley & Sons Company and Eddie Bauer, Inc., as amended by Amendment Number One, dated as of November 18, 2005. Amendment Number Two, dated November 12, 2007.

3. Merchant Services Account Application dated as of June 29, 2000 and effective August 1999, with accompanying Bank of America Merchant Services, Inc. Merchant Card Service Agreement Terms and Conditions, as amended by Fee Schedule dated effective September 1, 2003.1

4. Treasury Management Services Agreement, Bank of America, N.A. and Eddie Bauer, Inc., dated April 26, 2005.

5. Merchant Services Bankcard Agreement among Chase Manhattan Bank, as successor to First Financial Bank, Chase Merchant Services LLC and Spiegel, Inc., Eddie Bauer, Inc. and Newport News, Inc., dated June 18, 1999, as amended by Amendment dated October 8, 2002, and Letter Agreement dated effective April, 2005.2

6. Amended and Restated Merchant Services Agreement for Acceptance of Discover Cards between Eddie Bauer, Inc. and Discover Financial Services, dated May 25, 2005.3

7. Consulting & Confidentiality Agreement for Package Shipping Environment Analysis, Eddie Bauer, Inc. and Distribution Management Group, Inc., dated August 13, 2008.

8. EScan Service Contract dated July 15, 2002, between Eddie Bauer, Inc. and Imagenet LLC, formerly known as eSCAN, Inc.4

9. Supply Agreement (for catalog paper) effective December, 2008, between Eddie Bauer, Inc., NewPage Corporation and Midland Paper Company.5

10. Recovery Services Agreement between Sunguard Recovery Services LP and Eddie Bauer, Inc., dated August 1, 2004, as amended by the Addendum dated October 1, 2007 and February 1, 2009.6

[1]

Previously listed on the Debtors’ cure notice list as the Bankcard Processing Agreement and Merchant Services Agreement between Eddie Bauer, Inc. and Bank of America Merchant Services, dated June 9, 2004.

[2]

Previously listed on the Debtors’ cure notice list as the Merchant Services Bankcard and Bankcard Processing Services Agreement Amendment between Chase Merchant Services LLC, Spiegel, Inc. and Spiegel Catalog, Inc., dated October 8, 2002.

[3]

Previously listed on the Debtors’ cure notice list as the Amended and Restated Merchant Services Agreement for Acceptance of Discover cards between Eddie Bauer, Inc., Newport News, Inc., Chase Merchant Services LLC, Chase Manhattan Bank and Discover Financial Services, dated May 25, 2005.

[4]

Previously listed on the Debtors’ Cure Schedules as the Service Contract for Offsite Document Scanning of Bankcard Slips between Eddie Bauer, Inc. and Imagenet LLC (assigned by eSCAN, Inc.) dated February 25, 2003.

[5]	Previously listed on the Debtors’ Cure Schedules as the Supply Agreement for Catalog Paper between Eddie Bauer Inc., NewPage Corporation and its agent, Midland Paper Company.
[6]

Previously listed on the Debtors’ Cure Schedules as the Addendum to Recovery Services Agreement and Schedules between Eddie Bauer, Inc. and Sunguard Availability Services LP, dated August 1, 2004 and effective February 1, 2009.

Exhibit B to First Amendment

Exhibit E

Form of Transitional Services Agreement